Exhibit 99.1

MoSys, Inc. Reports First Quarter 2015 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--May 1, 2015--MoSys (NASDAQ: MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, today reported financial results for the first quarter ended March 31, 2015.

First Quarter and Recent Highlights

  Achieved another quarter of double-digit design wins;
  Secured new Bandwidth Engine® design wins with existing Tier-One customer;
  Completed underwritten public offering of common stock for net proceeds of $21.4 million; and
  Ended the quarter with total cash and investments of $40.7 million.

Management Commentary

"Building upon the design win momentum generated last quarter, we achieved another quarter of double-digit design win activity, putting us on track to achieve our goal of doubling design wins again in 2015," commented Len Perham, president and CEO of MoSys. "Most of our design wins in the quarter were for our Bandwidth Engine products and reflect, in some cases, additional market penetration with existing customers. In several instances, these customers are now re-using the Bandwidth Engine architecture as a building block for new systems or line card applications to achieve higher aggregate data rates or new features. We also have multiple active design engagements with customers for our LineSpeed™ products, particularly our newest product, the LineSpeed 100G Low Power Retimer, targeting high data-rate, low-power, smart optical module applications.

"In addition, we continued to make progress on our product development roadmap, especially with our new Bandwidth Engine 3 product family, which we expect to bring to market in the second half of the year. We remain on track with the development schedules of our early Bandwidth Engine 3 alpha customers and our NPU partner, EZchip, and continue to work closely with our FPGA partners, Altera and Xilinx."

Mr. Perham concluded, "Overall, customer interest and sales activity for both the Bandwidth Engine and LineSpeed product families remain very robust, setting the stage for additional design wins in the coming quarters. We remain focused on doubling design wins again this year, bringing additional products to market, and expanding our served available market and customer base, while remaining well positioned to support our customers' production ramps."

First Quarter Results

Total net revenue for the first quarter of 2015 was $0.8 million, compared with $1.1 million reported in the fourth quarter of 2014 and $1.3 million in the first quarter of 2014.

First quarter 2015 total revenue included product revenue of $0.2 million, compared with $0.3 million in the fourth quarter of 2014 and $0.6 million in the year ago period. Royalty and other revenue for the first quarter of 2015, which includes licensing revenue, was $0.6 million as compared with $0.8 million in both the previous quarter and the first quarter of 2014.

Gross margin for the first quarter of 2015 was 69 percent, compared with 76 percent in the fourth quarter of 2014 and 57 percent for the first quarter of 2014.

Total operating expenses on a GAAP basis for the first quarter of 2015 were $8.5 million, compared with $9.8 million in the previous quarter and $8.9 million for the first quarter of 2014. First quarter 2015 operating expenses included $0.2 million of amortization of intangible assets and $1.2 million in stock-based compensation expense.

GAAP net loss for the first quarter of 2015 was $8.0 million, or ($0.15) per share, compared with a net loss of $9.0 million, or ($0.18) per share, in the previous quarter and a net loss of $8.1 million, or ($0.16) per share, for the first quarter of 2014. Non-GAAP net loss for the first quarter of 2015 was $6.5 million, or ($0.12) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the first quarter of 2015 were computed using approximately 54.3 million weighted shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the first quarter financial results. Investors and other interested parties may access the call by dialing 1-855-779-0042 in the U.S. (1-631-485-4856 outside of the U.S.), and entering the pass code 21672962 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 1-855-859-2056 in the U.S. (1-404-537-3406 outside of the U.S.), pass code of 21672962.

Use of Non-GAAP Financial Measures

To supplement MoSys' consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and amortization of recorded intangible assets. MoSys' management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys' management uses for planning and forecasting future performance. MoSys' management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the company that are within the control of management or that would be used to evaluate management's operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 1, 2015, that the company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the company, including, without limitation, anticipated benefits and performance expected from our IC products and the company's future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional IC design wins;
  commencing volume shipments of Bandwidth Engine ICs;
  the timing of customer orders and product shipments;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company's most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a fabless semiconductor company enabling leading equipment manufacturers in the networking and communications systems markets to address the continual increase in Internet users, data and services. The company's solutions deliver data path connectivity, speed and intelligence while eliminating data access bottlenecks on line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys' Bandwidth Engine® and LineSpeed™ IC product families are based on the company's patented high-performance, high-density intelligent access and high-speed serial interface technology, and utilize the company's highly efficient GigaChip® Interface. MoSys is headquartered in Santa Clara, California. More information is available at www.mosys.com.

Bandwidth Engine, GigaChip and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net Revenue
Product	$180	$581
Royalty and other	596	751
Total net revenue	776	1,332

Cost of Net Revenue
Product and other	237	577
Total cost of net revenue	237	577

Gross Profit	539	755

Operating Expenses
Research and development	6,893	7,054
Selling, general and administrative	1,614	1,797
Total operating expenses	8,507	8,851

Loss from operations	(7,968)	(8,096)

Other income, net	23	30
Loss before income taxes	(7,945)	(8,066)

Income tax provision	20	21

Net loss	$(7,965)	$(8,087)

Net loss per share
Basic and diluted	($0.15)	($0.16)

Shares used in computing net loss per share
Basic and diluted	54,282	49,174

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31,	December 31,
	2015	2014

Assets
Current assets:
Cash, cash equivalents and investments	$33,086	$23,549
Accounts receivable, net	82	177
Inventories	1,177	881
Prepaid expenses and other	1,020	887
Total current assets	35,365	25,494

Long-term investments	7,597	2,245
Property and equipment, net	830	854
Goodwill	23,134	23,134
Other assets	631	899
Total assets	$67,557	$52,626

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$311	$495
Accrued expenses and other	2,287	2,350
Total current liabilities	2,598	2,845

Long-term liabilities	245	241

Stockholders' equity	64,714	49,540

Total liabilities and stockholders’ equity	$67,557	$52,626

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended
		March 31,
		2015	2014

GAAP net loss		$(7,965)	$(8,087)
Stock-based compensation expense
-	Research and development	966	1,083
-	Selling, general and administrative	261	408
	Total stock-based compensation expense	1,227	1,491

Amortization of intangible assets		237	250

Non-GAAP net loss		$(6,501)	$(6,346)

GAAP net loss per share		$(0.15)	$(0.16)
Reconciling items
-	Stock-based compensation expense	0.02	0.03
-	Amortization of intangible assets	0.01	-

Non-GAAP net loss per share: basic and diluted		$(0.12)	$(0.13)

Shares used in computing non-GAAP net loss per share
Basic and diluted		54,282	49,174

CONTACT:
MoSys, Inc.
Jim Sullivan, +1-408-418-7500
CFO
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1-214-272-0089
Sr. Acct. Manager
btwing@sheltongroup.com